Exhibit 99.1

Agreement

WHEREAS, the parties hereto agree that the vesting date is delayed from October 1, 2005 to April 1, 2006, with respect to the shares of restricted stock issued under the Restricted Stock Agreement – Series F, dated March 20, 2002 and the Restricted Stock Agreement – Series K-3Q, dated September 30, 2002, each among United Rentals, Inc. and Michael J. Kneeland.

The foregoing is acknowledged and agreed to on this 22nd day of September, 2005:

United Rentals, Inc.

By: ________________________

Name:______________________

Title:_______________________

___________________________

Michael J. Kneeland